Exhibit 99.1

Finch Therapeutics Announces Executive Leadership Transitions

Matthew P. Blischak, an experienced life sciences executive and intellectual property counsel, appointed as Chief Executive Officer effective May 16, 2023; Mark Smith, PhD, to complete his time as CEO effective May 15

Lance Thibault, Managing Director of Danforth Advisors, to serve as Chief Financial Officer effective May 16, 2023; Marc Blaustein to complete his time as Chief Operating Officer and principal financial officer effective May 15

SOMERVILLE, Mass., April 25, 2023 (GLOBE NEWSWIRE) -- Finch Therapeutics Group, Inc. (“Finch”, “Finch Therapeutics” or the “Company”) (Nasdaq: FNCH), a microbiome technology company with a portfolio of intellectual property and microbiome assets, today announced the appointment of Matthew P. Blischak as Chief Executive Officer, effective May 16, 2023. In conjunction with the appointment of Mr. Blischak, Mark Smith, PhD, will conclude his role as Chief Executive Officer and as a member of the Company’s board of directors, effective May 15, 2023. Dr. Smith is expected to remain engaged with the Company as a scientific and strategic advisor. In addition, Finch announced the appointment of Lance Thibault as Chief Financial Officer, effective May 16, 2023. In conjunction with the appointment of Mr. Thibault, Marc Blaustein will conclude his role as Chief Operating Officer and as the Company’s principal financial officer, effective May 15, 2023. Mr. Blaustein is expected to remain engaged with the Company as a strategic advisor.

“It is my privilege to welcome Matt as our next Chief Executive Officer. We believe Matt’s deep experience in managing innovative, emerging technologies and corresponding intellectual property estates will play a key role in advancing Finch’s microbiome technologies, while working to maximize value for its shareholders through its foundational intellectual property estate and other assets,” said Mark Smith, PhD, Founder of Finch Therapeutics. “I am incredibly proud of what we have been able to build since founding Finch in 2014 and am grateful for the team I have been surrounded by and the patients we have impacted through our work in the microbiome field. I continue to believe strongly in the promise of the microbiome as a new therapeutic modality and look forward to supporting the Company’s continued work in that field as a strategic and scientific advisor.”

Matthew Blischak joins Finch with over 20 years of intellectual property experience in the life sciences industry. Prior to joining Finch, Mr. Blischak has most recently served from May 2018 to April 2023 at Roivant Sciences, where he has focused on the management and protection of intellectual property across the company and its subsidiaries. During his time at Roivant, Mr. Blischak has also been involved in many significant licensing transactions, acquisitions and collaborations. Prior to that, Mr. Blischak also worked at Bristol-Myers Squibb Company, Sunovion Pharmaceuticals, and Teva Pharmaceuticals, where he directed patent enforcement on a global scale, including patents covering Plavix ®, Copaxone®, Treanda®, Azilect ®, Lunesta ®, Xopenex ®, and Ajovy®. Before transitioning to in-house counsel, he worked at a boutique intellectual property law firm, where he represented leading pharmaceutical companies, including Genentech and Eli Lilly. Mr. Blischak began his legal career at Cleary, Gottlieb, Steen & Hamilton. Mr. Blischak graduated cum laude from Case Western Reserve University with a BS in Chemical Engineering, magna cum laude from the American University Washington College of Law, and from Johns Hopkins University, where he earned his MS in Biotechnology.

“I am thrilled with the opportunity to lead Finch through this next stage in the Company’s journey,” said Matthew Blischak, incoming Chief Executive Officer of Finch Therapeutics. “Given the Company’s early and extensive work in this field, Finch has developed a foundational intellectual property estate that builds on the pioneering work of Tom Borody and inventors at the University of Minnesota. Finch has over 70 issued U.S. and foreign patents with critical relevance for a range of potential applications. Given my experience, I feel uniquely well-positioned to guide the Company’s efforts going forward in our goal to realize the significant value from this intellectual property estate as well as from continuing to advance our novel microbiome technologies through partnerships and collaborations.”

“We are excited to appoint Matt as Finch’s next Chief Executive Officer. We believe his impressive background as an executive at life sciences companies and protecting and enforcing intellectual property rights across the life sciences industry will enable the Company to leverage its robust IP estate and maximize value for its shareholders,” said Susan E. Graf, Chair of the Board of Finch Therapeutics. “I would also like to sincerely thank Dr. Smith for his visionary leadership since Finch’s inception, through critical development and corporate milestones and the advancement of research across this modality. Mark’s desire to bring new treatments to patients in need allowed him to build an exceptional team and technology platform and he will continue to serve as one of the true pioneers in this field.”

In addition, Lance Thibault will be supporting Finch as its Chief Financial Officer. Mr. Thibault currently serves as a Managing Director at Danforth Advisors, where he brings more than 30 years of experience in the life sciences industry to his work for Danforth clients. Prior to joining Danforth, he spent ten years as CFO leading a US public biotech company. He previously spent 12 years with PricewaterhouseCoopers, where he was an integral member of the Transaction Advisory Services Global Capital Markets Group in London, England. Mr. Thibault is a CPA and holds a BS in Accountancy from Bentley University.

"In addition to welcoming Matt into his new role at Finch, I look forward to working with Lance, who brings three decades of experience in financial leadership to his role as our new Chief Financial Officer,” continued Ms. Graf. “I’d also like to thank Marc Blaustein for his exceptional service to Finch. His leadership has been critical in positioning the Company for success in this next chapter of our journey.”

About Finch Therapeutics

Finch Therapeutics is a microbiome technology company with a portfolio of intellectual property and microbiome assets. Finch has a robust intellectual property estate reflecting the Company’s pioneering role in the microbiome therapeutics field, including more than 70 issued U.S. and foreign patents with critical relevance for both donor-derived and donor-independent microbiome therapeutics in a range of potential indications. Finch’s assets include CP101, an investigational, orally administered microbiome candidate with positive clinical date from a Phase 2 randomized, placebo-controlled trial and a Phase 2 open-label trial in recurrent C. difficile infection (CDI). Additionally, Finch has pre-clinical assets that are designed to target ulcerative colitis, Crohn’s disease, and autism spectrum disorder, along with a significant biorepository of samples and microbial strains. In January 2023, Finch announced a decision to discontinue its Phase 3 trial of CP101 in recurrent CDI. Following this decision, Finch is focused on realizing the value of its intellectual property estate and other assets, while supporting the advancement of its microbiome technology through partnerships and collaborations.

Forward-Looking Statements:

This press release includes “forward-looking statements.” Words such as “will,” "anticipates," "believes," "expects," "intends," “plans,” “potential,” "projects,” “would” and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: the Company’s plans and expectations associated with its leadership transition, including with respect to the potential for such transitions to enable the Company to advance its strategy to advance its microbiome technologies to maximize value for its shareholders through its intellectual property estate and other assets. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, those related to: the possibility that Finch will not be able to enter into or fully realize the potential of collaborations to advance its product candidates or the therapeutic potential of its microbiome technology intellectual property portfolio; the possibility that Finch will not be able to realize the value of its intellectual property estate and other assets; Finch’s ability to maintain patent and other intellectual property protection and the possibility that Finch’s intellectual property rights may be infringed, invalid or unenforceable or will be threatened by third parties; Finch’s ability to comply with regulatory requirements; the possibility that Finch’s collaborators may de belayed in initiating, enrolling or completing clinical trials; results of clinical trials may not be indicative of final or future results from later stage or larger clinical trials (or in broader patient populations) or may not be favorable or may not support further development; and product candidates developed using Finch’s microbiome technology may not generate the benefits to patients that are anticipated. These and other risks are described more fully in Finch’s filings with the Securities and Exchange Commission (“SEC”), including the section titled “Risk Factors” in Finch’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 23, 2023, as well as discussions of potential risks, uncertainties, and other important factors in Finch’s other filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Finch undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Stephen Jasper

Gilmartin Group

(858) 525-2047

stephen@gilmartinir.com

Media and Collaborator Contact:

info@finchtherapeutics.com